Exhibit 99.1


           SUPERVALU Responds to Verdict in Johnson v. SUPERVALU Trial

MINNEAPOLIS, JUNE 6, 2007 - SUPERVALU released the following statement on behalf of counsel this afternoon:

"SUPERVALU is disappointed in this verdict, and we believe the outcome of the trial is contrary to the law and the facts that were presented in this case. We intend to file a motion for a new trial, and if necessary pursue an appeal. As we have maintained all along, SUPERVALU believes its success is linked directly to the success of the retailers it serves. SUPERVALU is a company built on integrity, and it has a long history of standing by its retail customers, including Mr. Johnson. The company made significant efforts to help Mr. Johnson grow his business, and we believe the facts presented at trial supported that position."

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Contacts:
Rebekah Fawcett
952 828 4668
rebekah.l.fawcett@supervalu.com
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